SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_______________________

FORM 8-K

_______________________

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 31, 2010

STRATSSM Trust for AMBAC Financial Group, Inc. Securities, Series 2007-1
(Exact Name of Registrant as Specified in Charter)

Synthetic Fixed-Income Securities, Inc.
(Exact Name of Sponsor and Depositor as Specified in its Charter)

Delaware	001-33605	52-2316339

(State or Other Jurisdiction of Incorporation)	(Commission File Numbers)	(IRS Employer Identification No.)

Synthetic Fixed Income Securities, Inc. 301 South College Charlotte, North Carolina		28288

(Address of Principal Executive Offices)		(Zip Code)

Registrant's telephone number, including area code: (212) 214-6274

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8   Other Events

Item 8.01    Other Events

STRATSSM Trust for AMBAC Financial Group, Inc. Securities, Series 2007-1 (the "Trust"), is a common law trust formed pursuant to the Base Trust Agreement, dated as of September 8, 2006, between the Depositor and U.S. Bank Trust National Association, as trustee (the "Trustee"), as supplemented by the STRATSSM Certificates Series Supplement 2007-1, dated as of July 16, 2007, in respect of the Trust (collectively, the "Trust Agreement").  The Trust's assets consist solely of securities issued by Ambac Financial Group, Inc. ("Ambac").

On March 16, 2010, Ambac filed a Notification of Late Filing on Form 12b-25 with the Securities and Exchange Commission (the "Commission") which stated:

The Company [Ambac] is currently evaluating the need for additional and/or modification of disclosure in its Form 10-K as a result of ongoing discussions with (i) financial institutions that are counterparties to certain obligations of the Company and its subsidiaries and (ii) the Office of the Commissioner of Insurance of the State of Wisconsin regarding Ambac Assurance Corporation, the Company's primary operating subsidiary. The Company anticipates that the outcome of these discussions could have a material impact on the disclosure and financial statements included in its Form 10-K. As a result, the Company is unable to file its Form 10-K for the year ended December 31, 2009 by the prescribed due date without unreasonable effort or expense.

In the same notice, Ambac Financial Group Inc. also indicated that its annual report on Form 10-K for the year ended December 31, 2009 would be filed on or before March 31, 2010, which was the fifteenth calendar day following the prescribed filing date of March 16, 2010.  However, on March 30, 2010, after the Trust filed its annual report on Form 10-K for the year ending December 31, 2009, Ambac issued a press release stating the following:

Ambac Financial Group, Inc. (NYSE: ABK) ("Ambac" or the "Company") announced today that it will not be filing its Form 10-K on or prior to March 31, 2010.  Due to the significant events which are described in its Form 8-K filed with the Securities Exchange Commission on March 25, 2010, Ambac is revising its Form 10-K to address the impacts of these events on its financial statements and disclosure.  Ambac expects to file its Form 10-K as soon as it has made all of the necessary revisions.

As a result of this failure by Ambac to file an annual report on Form 10-K by the prescribed filing deadline, the financial statements of Ambac, are not currently publicly available on the Commission's web site (described below) and the Trust is not presently able to obtain and file such financial statements by other means to satisfy its disclosure obligations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

If Ambac's obligations to file periodic reports under the Exchange Act are terminated or if the Company ceases (or announces its intention to cease) filing such reports, then (i) the STRATSSM Certificates, Series 2007-1 issued by the Trust may no longer be eligible for listing on the New York Stock Exchange, (ii) the Trust may terminate its registration under the Exchange Act and/or (iii) the Trust may be required to dissolve and liquidate the underlying securities in accordance with the terms of the Trust Agreement.  Synthetic Fixed Income Securities, Inc. is currently assessing whether such a Trust termination event is likely to occur as a result of Ambac's failure to file its annual report on Form 10-K by the prescribed filing deadline.

For additional information on Ambac please see its periodic and current reports filed with the Securities and Exchange Commission (the "Commission") under its Exchange Act file number, 001-10777. The Commission maintains a site on the World Wide Web at "http://www.sec.gov" at which users can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval system, or "EDGAR." Periodic and current reports and other information required to be filed pursuant to the Exchange Act by Ambac Financial Group, Inc. may be accessed on this site. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC. The public may read and copy any materials filed with the Commission at the Commission's Public Reference Room at 100 F Street, NE, Washington, DC 20549. The public may obtain information on the operation of the Public Reference Room by calling the Commission at 1-800-SEC-0330.  Please call the SEC at (800) SEC-0330 for further information on the operation of the SEC's public reference rooms. In addition, such reports and other information can be inspected at the offices of the New York Stock Exchange at
20 Broad Street, New York, New York 10005. Neither Synthetic Fixed-Income Securities, Inc. nor the Trustee has participated in the preparation of such reporting documents, or made any due diligence investigation with respect to the information provided therein. Neither Ambac Financial Group, Inc. nor the Trustee has verified the accuracy or completeness of such documents or reports. There can be no assurance that events affecting the issuer of the underlying securities or the underlying securities themselves have not occurred or have not yet been publicly disclosed which would affect the accuracy or completeness of the publicly available documents described above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

Synthetic Fixed-Income Securities, Inc.
(Registrant)

By:	/s/ William Threadgill
Name:	William Threadgill
Title:	President

Date: April 6, 2010